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                                                                   EXHIBIT 10.14


    RESOLVED, that effective April 1, 1997, or the date designated in writing by the ESOP Committee, whichever is later (the "Effective Date"), United States Trust Company of New York be, and hereby is, removed as trustee of The LISB Employee Stock Ownership Plan (the "ESOP"); and be it further

    RESOLVED, that, effective as of the Effective Date, C.G. Trust Company be, and hereby is, appointed as trustee of the ESOP, and that the Authorized Officers be, and each hereby is, authorized and directed to negotiate the terms and conditions of an agreement of trust with respect to the assets of the ESOP to be entered into between the Bank and C.G. Trust Company, as trustee, and to execute and deliver such agreement on behalf of the Bank; and be it further

    RESOLVED, that the designation of the Bank's Chief Financial Officer, Treasurer and Director of Administrative Services to serve as named fiduciaries of the ESOP be, and hereby is, confirmed, and that such persons (collectively, the "ESOP Committee") shall have all powers relating to the establishment of plan administration, the establishment of investment guidelines and asset allocation strategies, the appointment and oversight of the actions of investment managers and investment advisors in respect of the investment of the assets of the ESOP, and such other powers necessary or desirable in this regard to comply with the provisions of ERISA; and be it further

    RESOLVED, that for purposes of this resolution, the Authorized Officers shall be the Chairman and CEO, President and COO, each Executive Vice President, each Senior Vice President and each First Vice President.

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    I, ROGER TEURFS, Secretary of The Long Island Savings Bank, FSB, do certify that the above is a true and correct copy of a resolution adopted at a meeting of the Board of Directors duly convened and held on August 27, 1996, at which meeting a quorum was present and voting throughout.

    IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of August, 1996.


                                       /s/ Roger Teurfs
                                       ----------------
                                       Roger Teurfs,  Corporate Secretary

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                          THE LONG ISLAND SAVINGS BANK, FSB


    RESOLVED, that The LISB Employee Stock Ownership Plan (the "ESOP") be, and hereby is, amended, effective as of January 1, 1997, by an amendment substantially in the form attached hereto as Exhibit A (the "ESOP Amendment"); and that the Authorized Officers be, and each hereby is, authorized and directed to execute and deliver, on behalf of this Bank, the ESOP Amendment, with such changes, additions and modifications therein as any such Authorized Officer executing the same shall approve as being necessary or desirable to effect the intent of this Resolution, such approval to be evidenced by such Authorized Officer's execution and delivery thereof.

    RESOLVED, that each Authorized Officer be, and hereby is, authorized and directed to take or cause to be taken all such other actions as such Authorized Officer, in his or her discretion, deems necessary, appropriate or convenient to effectuate the purpose and intent of the foregoing Resolution.

    RESOLVED, that for purposes of the foregoing Resolutions, the "Authorized Officers" are the Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents.


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                                  AMENDMENT NO. 1 TO
                        THE LISB EMPLOYEE STOCK OWNERSHIP PLAN


    WHEREAS, The Long Island Savings Bank, FSB (the "Bank") maintains The LISB Employee Stock Ownership Plan (the "ESOP");

    WHEREAS, pursuant to the authority reserved in Section 10.1 of the ESOP, the Bank may amend the ESOP from time to time; and

    WHEREAS, the Bank now wishes to amend the ESOP to modify certain matters relating to contributions and allocations thereunder;

    NOW, THEREFORE, pursuant to Section 10.1 of the ESOP, the ESOP is hereby amended, effective January 1, 1997, in the following respect:

    1. Section 3.5 of the ESOP shall be amended by deleting therefrom the words "aggregate amount contributed to the Trust Fund" and replacing the same with the words "the aggregate fair market value, determined by calculating the average of the closing prices of Employer Stock on the national stock exchange on which Employer Stock is traded for all trading days during that Plan Year, of the shares of Employer Stock released from the Suspense Account (as provided in Section 5.3) in connection with Employer Contributions."

    2. Section 5.4 of the ESOP shall be amended by deleting from the first sentence thereof the words "determined as of the date of purchase of such shares by the Trustee" and replacing the same with the words "determined by calculating

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the average of the closing prices of Employer Stock on the national stock exchange on which Employer Stock is traded for all trading days during that Plan Year."

    3. Section 5.4 of the ESOP shall be further amended by deleting the second sentence thereof.

    4. Section 5.6 of the ESOP shall be amended by adding at the end thereof the following sentence. "Notwithstanding the foregoing provisions of this
Section 5.6, the Trustee, at the Committee's direction, shall distribute any cash dividends paid on the shares of Employer Stock credited to Participant Accounts in cash to Participants no later than 90 days after the last day of the Plan Year during which such dividends are paid."